Exhibit 1.1

Execution Version

€575,000,000

Ecolab Inc.

1.000% Notes due 2024

Underwriting Agreement

December 1, 2016

J.P. Morgan Securities plc

Merrill Lynch International

MUFG Securities EMEA plc

On behalf of the several other

underwriters named in Schedule I hereto

c/o

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf, London E145JP, United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ, United Kingdom

MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London EC2Y 9AJ, United Kingdom

Ladies and Gentlemen:

Ecolab Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for which you (the “Lead Managers”) are acting as lead managers, €575,000,000 aggregate principal amount of the Company’s 1.000% Notes due 2024 (the “Securities”) to be issued under the Indenture, dated as of January 12, 2015, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the Fifth Supplemental Indenture, to be dated as of December 8, 2016, among the Company, the Trustee and the other parties named therein (collectively, the “Indenture”).  In connection with the issuance of the Securities, the Company will enter into a paying agency agreement (the “Paying Agency Agreement”), to be dated as of December 8, 2016, among the Company, the Trustee and Elavon Financial Services Limited, UK Branch, as paying agent (the “Paying Agent”).  The Securities will be issued in book-entry form and registered in the name of a common depositary or its nominee on behalf of Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank, SA/NV (“Euroclear”).

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 24 hereof.

1.                                      Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 on Form S-3 (File No. 333-201445), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing.  The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  Except to the extent the Lead Managers shall agree in writing to a modification, such final prospectus supplement shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)                                 On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Managers specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)                                  (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Managers specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)                                 (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)                                  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)                                   Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Managers specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)                                  The documents incorporated or deemed to be incorporated by reference in the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and, when read together with the Disclosure Package or the Final Prospectus, at the Execution Time or on the filing date of the Final Prospectus, as the case may be, and any amendment or supplement thereto, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, when read together with the Disclosure Package or the Final Prospectus on the dates such documents become effective or are filed with the Commission, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h)                                 The Company and each of its subsidiaries that is a significant subsidiary, as defined in Rule 405 of the Act (individually a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) have been duly incorporated or organized and are validly existing as corporations or other legal entities in good standing under the laws of their respective jurisdictions of incorporation or organization to the extent such concept is applicable in such jurisdiction, are duly qualified to do business as described in the Disclosure Package and the Final Prospectus and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified and in good standing would not be reasonably expected to have a material adverse effect on the consolidated financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), and where so qualified, have all corporate or other power and authority necessary to own, lease or operate their respective properties and to conduct the businesses in which they are engaged as described in the Disclosure Package and the Final Prospectus.

(i)                                     The Company has an outstanding capitalization as set forth in the Disclosure Package and the Final Prospectus (except for subsequent issuances pursuant to employee benefit plans or pursuant to the exercise of convertible securities or options and except for repurchases in connection with open market or accelerated repurchase plans or redemptions of shares of preferred stock), and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(j)                                    The Securities have been duly and validly authorized by the Company and, when duly executed, issued and delivered by the Company pursuant to this Agreement, and authenticated by the Trustee pursuant to the provisions of the Indenture, against payment therefor by the Underwriters as provided in this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and the Securities, when issued and delivered, will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(k)                                 Each of the Indenture and the Paying Agency Agreement has been duly authorized by the Company and at the Closing Date will have been duly executed and delivered by the proper officers of the Company and (assuming due execution and delivery by the Trustee in the case of the Indenture, and the other parties thereto in the case of the Paying Agency Agreement) will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); each of the Indenture and the Paying Agency Agreement conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; and the Indenture has been duly qualified under the Trust Indenture Act.

(l)                                     This Agreement has been duly authorized, executed and delivered by the Company.

(m)                             The execution, delivery and performance of this Agreement and the Indenture by the Company, and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Securities will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, lien, charge or encumbrance upon any property or mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for such conflicts, breaches, violations or defaults which would not have a Material Adverse Effect; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company; nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their material properties or assets except for violations which would not have a Material Adverse Effect; and, except for the registration of the Securities under the Act, the qualification of the Indenture under the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under the Exchange Act and applicable state or foreign securities or other blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing, registration or qualification of or with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Indenture by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, in each case other than such consents, approvals, authorizations, registrations or qualifications which would not have a Material Adverse Effect.

(n)                                 Neither the Company nor any of its Significant Subsidiaries has sustained, since the date as of which information is given in the Disclosure Package and the Final Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree in any such case, which would have a Material Adverse Effect, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus; and, since such date, there has not been a material adverse change, or any development involving a prospective material adverse change, in or affecting the general financial condition or results of operations or business of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(o)                                 PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company, which statements appear in the Disclosure Package and the Final Prospectus or are incorporated by reference therein, is an independent registered public accountant within the meaning of the Act and the rules and regulations of the Commission thereunder.

(p)                                 The Company’s consolidated financial statements (including the related notes and supporting schedules) filed as part of, or included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods indicated, and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise set forth therein; and the summary financial data set forth under the caption “Prospectus Supplement Summary—Summary Historical Consolidated Financial Data and Other Data” in the Preliminary Prospectus and the Final Prospectus present fairly in all material respects, on the basis stated in the Preliminary Prospectus and the Final Prospectus, the information included therein.  In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, the information shown therein, comply in all material respects with the Commission’s rules and regulations with respect to pro forma financial statements and have been appropriately compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(q)                                 Except as set forth in the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any material property or assets of the Company or any of its Significant Subsidiaries is the subject which would reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or by others.

(r)                                    Neither the Company nor any of its Significant Subsidiaries is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in (i) its charter or by-laws or (ii) any material indenture, mortgage, deed of trust, loan agreement or other agreement to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them is or may be bound or to which any of the properties or assets of the Company or any of its Significant Subsidiaries is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties, except in the case of (ii) and (iii) for such default which would not reasonably be expected to have a Material Adverse Effect.

(s)                                   Although the discussion set forth in the Preliminary Prospectus and the Final Prospectus under the caption “United States Federal Income Tax Consequences” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, or disposition of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of the Securities, subject to the qualifications set forth in such discussion.

(t)                                    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(u)                                 No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(v)                                 The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(w)                               The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).  Except for 24 domestic and six foreign waste disposal site clean-up activities, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or state or foreign equivalents, except where the liability therefor would not, individually or in the aggregate, have a Material Adverse Effect.

(x)                                 In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(y)                                 The Company maintains a system of internal accounting control over financial reporting with respect to itself and its consolidated subsidiaries sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective as of December 31, 2015 and the Company is not aware of any material weakness in its internal control over financial reporting.

(z)                                  The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(aa)                          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(bb)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(cc)                            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.  None of the representations and warranties given in this Section 1(cc) shall be made to UniCredit Bank AG insofar as they would result in a violation of or conflict with § 7 German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or any similar applicable anti-boycott law or regulation.

(dd)                          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)                            The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

Any certificate signed by any officer of the Company and delivered to the Lead Managers or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                      Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite such Underwriter’s name on Schedule I hereto at a purchase price of 98.791% of the principal amount of the Securities.

3.                                      Delivery and Payment.  Delivery of and payment for the Securities shall be made at 9:00 a.m., London time on December 8, 2016 or at such time on such later date not more than three Business Days after the foregoing date as the Lead Managers shall designate, which date and time may be postponed by agreement between the Lead Managers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Lead Managers for the respective accounts of the several Underwriters against payment by the several Underwriters through the Lead Managers of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Securities shall be made through a common depository using the facilities of Euroclear and Clearstream unless the Lead Managers shall otherwise instruct.  Certificates for the Securities shall be registered in such names and in such denominations as the Lead Managers may request not less than two Business Days in advance of the Closing Date.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.                                      Agreements.  The Company agrees with the several Underwriters that:

(a)                                 Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object promptly after receipt.  The Company will cause the Final Prospectus and any supplement thereto to be filed in a form approved by the Lead Managers with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed.  Prior to the termination of the offering of the Securities, the Company will promptly advise the Lead Managers (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 It will prepare a final term sheet, containing a description of final terms of the Securities and the offering thereof, in the form approved by you and substantially in the form of Schedule III hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)                                  If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Lead Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)                                 If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Lead Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)                                  As soon as practicable, the Company will make generally available to its security holders and to the Lead Managers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)                                   The Company will furnish to the Lead Managers and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Lead Managers may reasonably request.

(g)                                  The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Lead Managers may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)                                 The Company agrees that, unless it has or shall have obtained the prior written consent of the Lead Managers, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided, however that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Lead Managers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)                                     The Company will not, without the prior written consent of the Lead Managers, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities or commercial paper issued in the ordinary course of business) or publicly announce an intention to effect any such transaction, until the Business Day following the Closing Date.

(j)                                    (i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and (ii) the Company will not issue, without the prior consent of the Lead Managers, on behalf of the Underwriters, any press or other public announcement referring specifically to the proposed issue of, or the terms of, the Securities unless the announcement adequately discloses that stabilizing action may take place in relation to the Securities (but only to the extent required by laws, regulators or guidelines (including the United Kingdom’s Financial Conduct Authority Handbook) applicable to the Company, the Underwriters, the Lead Managers or any other entity undertaking stabilization in connection with the issue of the Securities).

(k)                                 The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the

Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, such fees and expenses of counsel not to exceed $10,000); (vi) any filings required to be made with the Financial Industry Regulatory Authority (FINRA) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) all fees and expenses (including the reasonable fees and expenses of counsel for the Company) in connection with the approval of the Securities by Clearstream and Euroclear for book-entry transfer; (x) all fees and expenses in connection with the listing of the Securities on the New York Stock Exchange (the “NYSE”); and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 5(k) and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make, pro rata (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder).

(l)                                     The Company will cooperate with the Underwriters and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through Clearstream and Euroclear.

(m)                             The Company will use commercially reasonable efforts to cause the Securities to be listed for trading on the NYSE as promptly as practicable after the issuance of the Securities.

(n)                                 In connection with the issuance of the Securities, the Company hereby confirms the authority of Merrill Lynch International (the “Stabilizing Manager”) to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of European Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures.  The parties hereto acknowledge and agree that: (i) the Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing

Manager, (ii) there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action, (iii) nothing contained in this Section 5(n) shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified herein and (iv) such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

6.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                 The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused David F. Duvick, Senior Attorney and Assistant Secretary of the Company, to have furnished to the Lead Managers his opinion, dated the Closing Date and addressed to the Lead Managers in substantially the form attached hereto as Exhibit A.

(c)                                  Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, will have furnished to the Underwriters its opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in substantially the form attached hereto as Exhibit B.

(d)                                 The Underwriters shall have received from Mayer Brown LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Lead Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)                                  The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board and the President and the principal financial or accounting officer of the Company, or such other officers of the Company as the Underwriters may agree, dated the Closing Date, to the effect that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the general financial condition or results of operations or business of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(f)                                   At the date hereof and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Underwriters letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Underwriters of the type described in AICPA Statement on Auditing Standard No. 72, as amended, with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus.

(g)                                  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the general financial condition or results of operations or business of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Lead Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h)                                 Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)                                     On or prior to the Closing Date, the Securities shall be eligible for clearance and settlement through Clearstream and Euroclear.

(j)                                    On or prior to the Closing Date, an application for the listing of the Securities shall have been submitted to the NYSE.

(k)                                 Prior to the Closing Date, the Company shall have furnished to the Lead Managers such further information, certificates and documents as the Lead Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Lead Managers and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Lead Managers.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Mayer Brown LLP, counsel for the Underwriters, at 71 South Wacker Drive, Chicago, Illinois 60606, on the Closing Date.

7.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Lead Managers on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information included in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereof, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Lead Managers specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Lead Managers specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the (i) list of Underwriters and their respective participation in the sale of the Securities under the heading “Underwriting,” (ii) sentences related to concessions and reallowances under the heading “Underwriting” and (iii) paragraphs under the heading “Underwriting” related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party; provided, further, that in connection with any proceeding or related proceedings in the same jurisdiction, the indemnifying party shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”)

to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining

Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Lead Managers and the Company shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                               Stabilization.  If the Stabilizing Manager (or persons acting on its behalf), in connection with the distribution of the Securities, offers Securities in excess of the aggregate principal amount to be issued or effects transactions with a view to supporting the market price of the Securities at levels other than those which might otherwise prevail in the open market, such person(s) shall not in doing so be deemed to act as an agent of the Company.  The Company will not as a result of any action taken by an Underwriter (or persons acting on its behalf), under this clause be obliged to issue Securities in excess of the aggregate amount of Securities to be issued under this Agreement, nor shall the Company be liable for any loss, or entitled to any profit, arising from any excess offers or stabilization.

11.                               Agreement Among Managers.  By executing this Agreement, each of the Underwriters hereby agrees to be bound by the provisions of the ICMA Agreement Among Managers Version 1 (Fixed-Price Non-Equity Related Issues)/New York Law Schedule (the “AMM”), save that clause 3 of the AMM shall not apply and, in the event of any conflict between the provisions of the AMM and this Agreement, the terms of this Agreement shall prevail. For the purposes of the AMM, “Managers” means the Underwriters and the Lead Managers shall be “Lead Managers,” “Settlement Lead Manager” and “Stabilizing Manager” means Merrill Lynch International and “Subscription Agreement” means this Agreement.

12.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Lead Managers, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in securities settlement or clearance services with respect to the Clearstream or Euroclear systems in Europe, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Lead Managers, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

13.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

14.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Lead Managers, will be mailed, delivered or telefaxed to J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E145JP, United Kingdom, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group (fax no: +44 20 3493 0682);  Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Attention: Syndicate Desk (fax no.: +44 (0) 207 995 0048); and MUFG Securities EMEA plc, Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AJ, United Kingdom, Attention: Legal — Capital Market (fax no: +44 20 7628 2872); or, if sent to the Company, will be mailed, delivered or telefaxed to Ecolab Inc. General Counsel (fax no.: (651) 293-2471) and confirmed to it at 370 Wabasha Street North, St. Paul, Minnesota 55102, Attn: Legal Department.

15.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

16.                               No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.                               Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the party converting such sum (the “Judgment Party”) could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of such party (the “Paying Party”) with respect to any sum due from it to any Judgment Party or any person controlling any such Judgment Party shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Judgment Party or controlling person of such Judgment Party of any sum in such other currency, and only to the extent that such

Judgment Party or controlling person of such Judgment Party may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Judgment Party or controlling person of such Judgment Party hereunder, the Paying Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Judgment Party or controlling person of such Judgment Party against such loss. If the United States dollars so purchased are greater than the sum originally due to such Judgment Party or controlling person of such Judgment Party hereunder, such Judgment Party or controlling person of such Judgment Party agrees to pay to the Paying Party an amount equal to the excess of the dollars so purchased over the sum originally due to such Judgment Party or controlling person of such Judgment Party hereunder. Any amounts payable by any party under this Section 17 shall be paid to the applicable other party or parties as promptly as reasonably practicable.

18.                               Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the parties hereto, each counterparty to a BRRD Party under this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)                                 the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)                                     the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)                                  the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii)                               the cancellation of the BRRD Liability; and

(iv)                              the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)                                 the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 18,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write- Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means any Underwriter subject to Bail-in Powers.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

19.                               Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

21.                               Waiver of Jury Trial.  The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

24.                               Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereof, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto which date and time are also the date and time when sales of the Securities were first made.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433”  refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

ECOLAB INC.

By:	/s/ Kristen L. Bettmann
	Name:	Kristen L. Bettmann
	Title:	Assistant Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

J.P. MORGAN SECURITIES PLC

By:	/s/ Selma Adhikary
	Name:	Selma Adhikary
	Title:	Executive Director

MERRILL LYNCH INTERNATIONAL

By:	/s/ Mark Kitchen
	Name:	Mark Kitchen
	Title:	Director

MUFG SECURITIES EMEA PLC

By:	/s/ Trevor Kemp
	Name:	Trevor Kemp
	Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ James Barnard
Name: James Barnard
Title: Delegated Signatory

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

MIZUHO INTERNATIONAL PLC

By:	/s/ Guy Reid
	Name:	Guy Reid
	Title:	Managing Director

UNICREDIT BANK AG

By:	/s/ Bianca Bucek
	Name:	Bianca Buck
	Title:	Associate Director

By:	/s/ Michaela Karg
	Name:	Michaela Karg
	Title:	Associate Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

To Underwriting Agreement, dated December 1, 2016

Underwriters	Aggregate Principal Amount
Merrill Lynch International	€172,500,000
J.P. Morgan Securities plc	€143,750,000
MUFG Securities EMEA plc	€143,750,000
Citigroup Global Markets Limited	€57,500,000
Mizuho International plc	€28,750,000
UniCredit Bank AG	€28,750,000

Total	€575,000,000

S-I-1

SCHEDULE II

Schedule of Free Writing Prospectus included in the Disclosure Package

Final Term Sheet dated December 1, 2016

S-II-1

SCHEDULE III

Ecolab Inc.

€575,000,000 1.000% Notes due 2024

Pricing Term Sheet

December 1, 2016

Issuer:	Ecolab Inc.
Principal Amount:	€575,000,000
Type of Offering:	SEC registered (No. 333-201445)
Trade Date:	December 1, 2016
Settlement Date:	December 8, 2016 (T+5)
Listing:	Ecolab Inc. intends to apply to list the notes on The New York Stock Exchange
Maturity Date:	January 15, 2024
Coupon:	1.000%
Interest Payment Dates:	Annually on January 15, commencing January 15, 2018 (long first coupon)
Price to Public:	99.191%
Spread to Benchmark Bund:	+128.6 bps
Benchmark Bund:	DBR 2.000% due August 15, 2023
Benchmark Bund Price and Yield:	114.60; -0.167%
Spread to Mid Swaps:	+75 bps
Mid Swaps Yield:	0.369%
Yield to Maturity:	1.119%
Day Count Convention:	ACTUAL/ACTUAL (ICMA)
Stabilization:	Stabilization/FCA
Make-Whole Call:	DBR +20 bps
Par Call:	On or after October 15, 2023
CUSIP/Common Code/ISIN:	278865 AX8 / 152985932 / XS1529859321
Joint Book-Running Managers:	J.P. Morgan Securities plc Merrill Lynch International MUFG Securities EMEA plc
Senior Co-Manager:	Citigroup Global Markets Limited
Co-Managers:	Mizuho International plc UniCredit Bank AG

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities plc at +44-207-134-2468; Merrill Lynch International at +44-207-995-3966 or MUFG Securities EMEA plc at +44-207-577-2206.

S-III-1

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

S-III-2

EXHIBIT A

OPINION OF COMPANY COUNSEL

1.              Each of the Company and the Delaware Significant Subsidiaries is duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified and in good standing would have a Material Adverse Effect;

2.              Except as otherwise disclosed in the Disclosure Package and the Prospectus Supplement, all of the issued and outstanding capital stock or equity interests, as the case may be, of each Significant Subsidiary have been duly authorized and, with respect to Significant Subsidiaries that are corporations, validly issued and are fully paid and non-assessable and (except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law) are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

3.              The Company has an authorized equity capitalization as set forth in the Disclosure Package and the Prospectus Supplement (except for subsequent issuances, if any, pursuant to employee benefit plans or pursuant to the exercise of convertible securities or options and except for repurchases in connection with open market repurchase plans or redemptions of shares of preferred stock);

4.              To such counsel’s knowledge, there are no contracts or other documents which are required by the Securities Act to be described in the Disclosure Package and the Prospectus Supplement or filed as exhibits to the Registration Statement which have not been described in the Disclosure Package and the Prospectus Supplement or filed as exhibits to the Registration Statement or incorporated therein by reference;

5.              The documents incorporated by reference in the Disclosure Package and the Prospectus Supplement (other than the financial statements and related schedules therein and all other financial data included or incorporated by reference therein or omitted therefrom, and other than the Form T-1) when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act;

6.              To such counsel’s knowledge, and other than as set forth in the Disclosure Package and the Prospectus Supplement or any documents incorporated by reference, there are no legal or governmental proceedings pending to which the Company is a party or of which any of its material property or assets is the subject, which, if determined adversely to the Company, would have a Material Adverse Effect; and to such counsel’s knowledge, no such proceedings are threatened; and

7.              The issuance and sale of the Securities being delivered on the Closing Date by the Company, and the compliance by the Company with all of the provisions of the Underwriting Agreement and the Indenture, and the consummation of the transactions contemplated by the Underwriting Agreement and the Indenture, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound or to which any of the material property or assets of the Company or any of its Significant Subsidiaries is subject (the “Applicable Contracts”), except for such conflicts, breaches, violations or defaults which would not have a Material Adverse Effect. Such counsel does not express any opinion, however, as to whether the execution, delivery or performance by the Company of each of the Underwriting Agreement, the Indenture and the Note Certificates will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, representatives of the independent registered public accountants of the Company and representatives of the Underwriters, and Mayer Brown LLP, counsel for the Underwriters, at which the contents of the Registration Statement, the Prospectus, the Disclosure Package and related matters were discussed. Such counsel does not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package and has made no independent check or verification thereof (except to the limited extent referred to in paragraphs 2, 3, 4, 5 and 6 above).

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Form T-1) and (ii) no facts have come to the attention of such counsel that have caused such counsel to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1). In addition, on the basis of the foregoing, no facts have come to such counsel’s attention that have caused such counsel to believe that the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1, to the extent included or incorporated by reference therein).

EXHIBIT B

OPINION OF SASM&F

1.                                      The Company has the corporate power and authority under the DGCL to execute and deliver each of the Transaction Agreements and to consummate the issuance and sale of the Securities contemplated thereby.

2.                                      The Underwriting Agreement has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL.

3.                                      Each of the Indenture and the Paying Agency Agreement has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

4.                                      Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby: (i) conflicts with the Organizational Documents, (ii) violates the DGCL or any law, rule or regulation of the State of New York or the United States of America or (iii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DGCL or any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

5.                                      The Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

6.                                      The statements in the Prospectus Supplement and the Disclosure Package under the captions “Description of the Notes” and “Description of Debt Securities” (excluding the statements contained in the Prospectus Supplement under the sub-caption “Book-Entry Procedures”), insofar as such statements purport to summarize certain provisions of the Indenture and the Note Certificate, fairly summarize such provisions in all material respects.

7.                                      The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus Supplement and the Disclosure Package, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company and representatives of the Underwriters and Mayer Brown LLP,

B-1

counsel for the Underwriters, at which the contents of the Registration Statement, the Prospectus, the Disclosure Package and related matters were discussed.  Such counsel did not participate in the preparation of the Incorporated Documents but has, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company.  Such counsel need not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package and has made no independent check or verification thereof (except to the limited extent referred to in paragraph 6 of their opinion to the representatives and in their tax opinion to the representatives relating to the discussion in the Disclosure Package and the Prospectus Supplement under the heading “United States Federal Income Tax Consequences”).

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)) and (ii) no facts have come to such counsel’s attention that have caused such counsel to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1). In addition, on the basis of the foregoing, no facts have come to such counsel’s attention that have caused such counsel to believe that the Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1, to the extent included or incorporated by reference therein).

B-2